Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
     We consent to the incorporation by reference in Registration Statement No. 333-148121, No. 333-141385, No. 333-130315, No. 333-132489, and No. 333-162821, each on Form S-3, and Registration Statement No. 333- 122737 and No. 333-129781, each on Form S-8, of our Independent Auditor’s Report dated March 25, 2010, relating to the financial statements of Bighorn Gas Gathering, L.L.C. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 7), appearing in this Annual Report on Form 10-K/A of Copano Energy, L.L.C. for the year ended December 31, 2009.
     We also consent to the incorporation by reference in the above named Registration Statements of our Independent Auditor’s Report dated March 25, 2010, relating to the financial statements of Fort Union Gas Gathering, L.L.C., appearing in this Annual Report on Form 10-K/A of Copano Energy, L.L.C. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
Houston, Texas
March 25, 2010